UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
April 1, 2019
Date of Report (Date of Earliest Event Reported)

Fortive Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-37654	47-5654583
(Commission File Number)	(IRS Employer Identification No.)

6920 Seaway Blvd Everett, WA	98203
(Address of Principal Executive Offices)	(Zip Code)

(425) 446-5000
(Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common stock, par value $0.01 per share	FTV	New York Stock Exchange
5% Mandatory convertible preferred stock, Series A	FTV. PRA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
On April 1, 2019, Fortive Corporation (the “Company”) filed a Current Report on Form 8-K reporting that, on April 1, 2019, the Company completed the acquisition of certain equity interests and assets, and assumption of certain liabilities, of Johnson & Johnson’s sterilization solutions business used in the fields of low-temperature terminal sterilization and high-level disinfection (the “Business”).
This Amendment No. 1 amends the Current Report on Form 8-K filed on April 1, 2019 to provide the financial information required by Item 9.01 of Form 8-K, which was omitted from the initial filing in reliance on Items 9.01(a)(4) and 9.01(b)(2) of Form 8-K.
Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(a) Financial Statements of Businesses Acquired
The audited combined financial statements of the Business as of and for the year ended December 30, 2018 are filed as Exhibit 99.2 to this amendment and incorporated herein by this reference.
(b) Pro Forma Financial Information.
The unaudited pro forma condensed combined financial statements of the Company with respect to the transaction described in Item 2.01 are filed as Exhibit 99.1 to this amendment and incorporated herein by reference.

(c) Exhibits:

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP, independent auditors
99.1	Unaudited Pro Forma Condensed Combined Financial Statements as of and for the year ended December 31, 2018
99.2	Audited Combined Financial Statements of the Business as of and for the year ended December 30, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTIVE CORPORATION

Date:	June 7, 2019	By:	/s/ Daniel B. Kim
Daniel B. Kim
Vice President - Associate General Counsel and Secretary